Exhibit 99.1

AKERNA CORP.

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 11, 2023, Akerna Corp. (the “Company”) completed the sale of its wholly-owned subsidiary The NAV People Inc. d.b.a. 365 Cannabis (“365 Cannabis”), pursuant to a Stock Purchase Agreement (the “SPA”), dated as of January 11, 2023, by and between the Company, 365 Cannabis and 365 Holdco LLC (the “Buyers”), for (i) cash in the amount of $500,000 and (ii) the termination and release of the Company’s obligation to the Buyers for contingent consideration in connection with the Company’s original acquisition of 365 Cannabis from the Buyers in 2021 (the “Earn-out Obligation”), subject to customary post-closing adjustments, if any. Post-closing adjustments are primarily associated with certain adjustments in accounts payable and indemnification obligations in accordance with the SPA. Upon completion of the sale, $400,000 of the total cash proceeds was placed into restricted accounts held as security for the senior secured convertible notes of the Company while $100,000 was subject to a hold-back by the Buyers to be released to the Company and also placed into restricted accounts after all post-closing adjustments, if any, are resolved. As of September 30, 2022, the Company estimated the Earn-out Obligation at $3.3 million which was reflected on its condensed consolidated balance sheet included in the Company’s Form 10-Q for the quarterly period ended September 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022. In accordance with the SPA, the Company and the Buyers agreed that the value of the Earn-out Obligation was $2,283,806 for purposes of the sale of 365 Cannabis.

The sale of 365 Cannabis is considered a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the Company has prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-K.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the sale of 365 Cannabis as if it had occurred on September 30, 2022, the date of the Company’s most recently filed balance sheet. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022 gives effect to the sale of 365 Cannabis as if it had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with: (i) the audited consolidated financial statements and notes as of and for the year ended December 31, 2021 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 and (ii) the Company’s unaudited condensed consolidated financial statements and notes as of and for the period ended September 30, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC.

The unaudited pro forma condensed consolidated financial information is presented based on assumptions, adjustments and currently available information described in the accompanying notes and is intended for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the sale of 365 Cannabis occurred on the dates assumed. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition.

AKERNA CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2022

(Unaudited)

		Pro Forma
	As Reported	Adjustments		Pro Forma
Assets
Current assets
Cash	$2,490,662	$(490,159	)(b)	$2,000,503
Restricted cash	7,008,261	400,000	(a)(b)	7,408,261
Accounts receivable, net	1,371,133	(492,110	)(b)	879,023
Prepaid expenses and other current assets	2,330,032	(396,999	)(a)(b)	1,933,033
Total current assets	13,200,088	(979,268)		12,220,820
Fixed assets, net	124,760	(70,199	)(b)	54,561
Investments, net	226,101	-		226,101
Capitalized software, net	6,009,163	(609,554	)(b)	5,399,609
Intangible assets, net	17,005,584	(13,436,000	)(b)	3,569,584
Goodwill	9,025,589	(3,492,459	)(b)	5,533,130
Total assets	$45,591,285	$(18,587,480)		$27,003,805

Liabilities and Equity
Current liabilities
Accounts payable, accrued expenses and other accrued liabilities	$4,630,681	$(1,178,430	)(b)	$3,452,251
Contingent consideration payable	3,300,000	(3,300,000	)(a)	-
Current portion of deferred revenue	2,151,235	(1,690,294	)(b)	460,941
Current portion of long-term debt	9,900,000	-		9,900,000
Derivative liability	9,025	-		9,025
Total current liabilities	19,990,941	(6,168,724)		13,822,217
Long-term portion of deferred revenue	499,206	(316,685	)(b)	182,521
Long-term debt, less current portion	4,575,000	-		4,575,000
Deferred income tax liabilities	431,453	(590,082	)(b)	(158,629)
Total liabilities	25,496,600	(7,075,491)		18,421,109

Commitments and contingencies	-	-		-

Equity
Preferred stock	-	-		-
Special voting preferred stock	2,227,619	-		2,227,619
Common stock	402	-		402
Additional paid-in capital	159,841,800	-		159,841,800
Accumulated other comprehensive income	356,028	-		356,028
Accumulated deficit	(142,331,164)	(11,511,989	)(b)	(153,843,153)
Total equity	20,094,685	(11,511,989)		8,582,696
Total liabilities and equity	$45,591,285	$(18,587,480)		$27,003,805

AKERNA CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

(Unaudited)

		Pro Forma
	As Reported	Adjustments (c)	Pro Forma
Revenue
Software	$18,998,409	$(2,363,010)	$16,635,399
Consulting	1,510,413	-	1,510,413
Other revenue	176,152	(43,845)	132,307
Total revenue	20,684,974	(2,406,855)	18,278,119
Cost of revenue	8,119,487	(604,357)	7,515,130
Gross profit	12,565,487	(1,802,498)	10,762,989
Operating expenses
Product and development	6,271,966	(269,696)	6,002,270
Sales and marketing	9,108,173	(1,195,230)	7,912,943
General and administrative	10,422,207	(239,460)	10,182,747
Depreciation and amortization	5,735,150	(447,242)	5,287,908
Impairment of long-loved assets	14,383,310	-	14,383,310
Change in fair value of contingent consideration	-	-	-
Total operating expenses	45,920,806	(2,151,628)	43,769,178
Loss from operations	(33,355,319)	349,130	(33,006,189)
Other (expense) income
Interest (expense) income, net	(1,531,497)	-	(1,531,497)
Change in fair value of convertible notes	(1,365,904)	-	(1,365,904)
Change in fair value of derivative liability	248,198	-	248,198
Gain on forgiveness of PPP Loan	2,234,730	-	2,234,730
Other (expense) income, net	186,420	-	186,420
Total other (expense) income	(228,053)	-	(228,053)

Net loss before income taxes and equity in losses of investee	(33,583,372)	349,130	(33,234,242)
Income tax (expense) benefit	2,262,225	(2,050,611)	211,614
Equity in losses of investee	(7,564)	-	(7,564)
Net loss	$(31,328,711)	$(1,701,481)	$(33,030,192)

Basic and diluted weighted average common shares outstanding	1,282,098		1,282,098
Basic and diluted net loss per common share	$(24.44)		$(25.76)

AKERNA CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2022

(Unaudited)

		Pro Forma
	As Reported	Adjustments (c)	Pro Forma
Revenue
Software	$17,756,272	$(7,094,793)	$10,661,479
Consulting	618,809	-	618,809
Other revenue	74,443	(44,128)	30,315
Total revenue	18,449,524	(7,138,921)	11,310,603
Cost of revenue	6,091,511	(1,865,715)	4,225,796
Gross profit	12,358,013	(5,273,206)	7,084,807
Operating expenses
Product and development	5,240,922	(1,220,718)	4,020,204
Sales and marketing	8,304,411	(3,140,962)	5,163,449
General and administrative	6,812,617	(411,902)	6,400,715
Depreciation and amortization	6,094,963	(1,425,869)	4,669,094
Impairment of long-loved assets	39,600,587	(8,995,533)	30,605,054
Change in fair value of contingent consideration	(3,000,000)	3,000,000	-
Total operating expenses	63,053,500	(12,194,984)	50,858,516
Loss from operations	(50,695,487)	6,921,778	(43,773,709)
Other (expense) income
Interest (expense) income, net	(609,746)	345	(609,401)
Change in fair value of convertible notes	(2,840,000)	-	(2,840,000)
Change in fair value of derivative liability	54,153	-	54,153
Total other (expense) income	(3,395,593)	345	(3,395,248)

Net loss before income taxes and equity in losses of investee	(54,091,080)	6,922,123	(47,168,957)
Income tax (expense) benefit	268,152	-	268,152
Equity in losses of investee	-	-	-
Net loss	$(53,822,928)	$6,922,123	$(46,900,805)

Basic and diluted weighted average common shares outstanding	2,421,262		2,421,262
Basic and diluted net loss per common share	$(22.23)		$(19.37)

AKERNA CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following describes the pro forma adjustments reflected in the presentation of the accompanying pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations:

(a)	– Adjustment reflects the consideration received including restricted cash ($400,000), a hold-back receivable ($100,000) and the termination and release of the Earn-out Obligation at its unadjusted value of $3.3 million as if the closing date of the sale occurred on September 30, 2022.

(b)	– Adjustment reflects the disposition of the assets and liabilities of 365 Cannabis and the impact of the sale to equity.

(c)	– Adjustments reflect the historical operating results of the 365 Cannabis for the yar ended December 31, 2021 an the nine months ended September 30, 2022.

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